EXHIBIT 10.13

BANK OF AMERICA LOGO

AMENDMENT NO. 4 TO LOAN AGREEMENT

This Amendment No. 4 (the “Amendment”) dated as of May 13, 2002, is between Bank of America, N.A. (the “Bank”) and Sunrise Telecom Incorporated (the “Borrower”).

RECITALS

A.    The Bank and the Borrower entered into a certain Business Loan Agreement dated as of May 22, 2000 (together with any previous amendments, the “Agreement”).

B.    The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1.  Definitions.    Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2.  Amendments.    The Agreement is hereby amended as follows:

2.1    In Paragraph 1.1(a) of the Agreement, the amount of “Three Million Dollars ($3,000,000)” is substituted for the amount “Nine Million Dollars ($9,000,000)”.

2.2    In Paragraph 1.2 of the Agreement, the date “September 15, 2002” is substituted for the date “August 1, 2002.”

2.3    Paragraph 1.7 of the Agreement is deleted in its entirety.

2.4    Paragraph 9.6 of the Agreement is deleted in its entirety.

2.5    In Subparagraph 9.10(d) of the Agreement, the year “2003” is substituted for the year “2001.”

2.6    A new Subparagraph 9.10(e) is added to the Agreement, which reads in its entirety as follows:

“(e)  the purchase of its shares for fiscal year 2002 that do not exceed an aggregate amount of Five Million Dollars ($5,000,000).”

2.7    Subparagraph 9.22(g)(iii) of the Agreement is deleted in its entirety.

2.8    New Paragraphs 9.24, 9.25 and 9.26 are added to the Agreement which read in their entirety as follows:

“9.24  Unencumbered Liquid Assets.    To hold Unencumbered Liquid Assets having an aggregate market value of not less than Fifteen Million Dollars ($15,000,000).

‘Unencumbered Liquid Assets’ means the following assets owned by Borrower (excluding assets of any retirement plan) which (i) are not the subject of any arrangement with any creditor to have his claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of Borrower, and (ii) may be converted to cash within five (5) days: (a) Cash or cash equivalents held in the United States; (b) United States Treasury or governmental agency obligations which constitute full faith and credit of the United States of America; (c) Commercial paper rated P-1 or Al by Moody’s or S&P, respectively; (d) Fixed income instruments rated investment grade by one of the rating agencies described in (c) above; (e) Eligible Stocks; (f) Mutual funds quoted in The Wall Street Journal which invest primarily in the assets described in (a) - (e) above. For purposes of this Agreement: ‘Eligible Stocks’ shall Include any common or preferred stock which (i) is not subject to statutory or contractual restrictions on sales, (ii) is traded on a U.S. national stock exchange or included in the National Market tier of NASDAQ and (iii) has, as of the close of the most recent trading day, a per share price of at least $15.

9.25  EBITDA.    As of June 30, 2002 and on a consolidated basis, an EBITDA equal to but not more than a negative Two Million Dollars ($2,000,000).

‘EBITDA’ means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, amortization and other non-cash charges.

9.26  Capital Expenditures.    Not to spend or incur obligations (including the total amount of any capital leases and acquisitions as allowed in Subparagraph 9.22(g), above) for more than Fifteen Million Dollars ($15,000,000) during the line-year to acquire fixed assets.”

3.  Representations and Warranties.    When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the Borrower’s organizational papers.

4.  Effect of Amendment.    Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

5.  Counterparts.    This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6.  FINAL AGREEMENT.    THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT

ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA, N.A.

By:	/S/ GREG COHN
Greg Cohn Vice President

SUNRISE TELECOM INCORPORATED

By:	/s/ PAUL CHANG
Paul Chang President/Chief Executive Officer

By:	/s/ PETER EIDELMAN
Peter Eidelman Treasurer/Chief Financial Officer

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